UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2009

Commission	Exact Name of Registrant as Specified in	I.R.S. Employer
File Number	its Charter, State of Incorporation,	Identification No.
Address of Principal Executive Offices
and Telephone Number

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
One Energy Plaza
Detroit, Michigan 48226-1279
(313) 235-4000

1-2198	The Detroit Edison Company	38-0478650
(a Michigan corporation)
One Energy Plaza
Detroit, Michigan 48226-1279
313-235-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On January 26, 2009, The Detroit Edison Company (“Detroit Edison”) filed a general rate case with the Michigan Public Service Commission (“MPSC”). A summary of key provisions of this filing can be found posted to the DTE Energy Company (“DTE Energy”) website at www.dteenergy.com and attached hereto as Exhibit 99.1. The full testimony of the filing (Case Number U-15768) will be available on the MPSC’s website (http://efile.mpsc.cis.state.mi.us/efile/).
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1	Summary of Detroit Edison’s General Rate Case Filing dated January 27, 2009.
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in both of DTE Energy’s and The Detroit Edison Company’s (“Detroit Edison”) 2007 Form 10-K and 2008 Forms 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially. DTE Energy and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: January 27, 2009	DTE ENERGY COMPANY (Registrant)
/s/ Daniel G. Brudzinski
Daniel G. Brudzynski
Vice President - Regulatory Affairs

THE DETROIT EDISON COMPANY (Registrant)
/s/ Daniel G. Brudzinski
Daniel G. Brudzynski
Vice President - Regulatory Affairs

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Summary of Detroit Edison’s General Rate Case Filing dated January 27, 2009.

4